                               POWER OF ATTORNEY
                  WITH RESPECT TO FORMS 3, 4 and 5 AND FORM 144

        The undersigned hereby constitutes and appoints each of Robert E. Smith and Samuel K. Lee, signing singly, as the undersigned's true and lawful attorneys-in-fact to:

        (1)     execute for and on behalf of the undersigned, in the
                undersigned's capacity as an officer and/or director of Columbia
                Pipeline Partners LP, a Delaware corporation (the
                "Corporation"), Forms 3, 4, and 5 in accordance with Section
                16(a) of the Securities Exchange Act of 1934 and the rules thereunder and Form 144 in accordance with Rule 144 under the
                Securities Act of 1933;

        (2)     do and perform any and all acts for and on behalf of the
                undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, 5 or 144 and timely file such Form with the United States Securities and Exchange Commission, either manually or through the use of EDGAR, the Electronic Data
                Gathering, Analysis, and Retrieval system, and with any stock exchange or similar authority; and

        (3)     take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally
                required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such
                attorney-in-fact may approve in such attorney-in-fact's
                discretion.

        The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Corporation assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities
Exchange Act of 1934 or Rule 144 under the Securities Act of 1933.

        This Power of Attorney revokes any previous powers of attontey for the subject matter described above and shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5 and 144 with respect to the undersigned's holdings of and transactions in securities issued by the
Corporation, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

        IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 5th day of Jan., 2015 and effective as of Jan 5th,
2015.

                                        /s/ Glen L. Kettering
                                        ---------------------------------------
                                        Glen L. Kettering